EXHIBIT 21
Mettler-Toledo International Inc.
Subsidiaries

Country	Legal Name

Australia	Mettler-Toledo Limited
Australia	Ohaus Australia Pty. Ltd.
Austria	Mettler-Toledo Ges.m.b.H.
Belgium	Mettler-Toledo N.V./S.A.
Bermuda	Mettler-Toledo Finance Ltd.
Brazil	Mettler-Toledo Indústria e Comércio Ltd.
Canada	Mettler-Toledo Inc.
Canada	2869-1632 Québec Inc.
Canada	Balances Experts, Inc.
China	Mettler-Toledo (Changzhou) Precision Instruments Ltd.
China	Mettler-Toledo (Changzhou) Scale & System Ltd.
China	Mettler-Toledo (Changzhou) Measurement Technology Ltd.
China	Mettler-Toledo Instruments (Shanghai) Co., Ltd.
China	Mettler-Toledo International Trading (Shanghai) Co., Ltd.
China	Ohaus International Trading (Shanghai) Ltd.
China	Ohaus Instruments (Shanghai) Co. Ltd.
China	Panzhihua Toledo Electronic Scale Ltd. (Panzhihua)
China	Xinjiang Toledo Electronic Scale Ltd. (Urumgi)
Croatia	Mettler-Toledo d.o.o.
Czech Republik	Mettler-Toledo spol. s.r.o.
Denmark	Mettler-Toledo A/S
France	Mettler-Toledo EPEC SAS
France	Mettler-Toledo Analyse Industrielle S.a.r.l
France	Mettler-Toledo Flexilab SAS
France	Mettler-Toledo Holding (France) SAS
France	Mettler-Toledo SA
France	Ohaus S.a.r.l.
France	Mettler-Toledo Product Inspection SA
Germany	Mettler-Toledo Garvens GmbH
Germany	Getmore Ges. für Marketing & Media Service mbH
Germany	Mesoma Verwaltungs GmbH
Germany	Mettler-Toledo (Albstadt) GmbH
Germany	Mettler-Toledo GmbH
Germany	Mettler-Toledo Management Holding Deutschland GmbH
Germany	Ohaus Waagen Vertriebsgesellschaft mbH
Germany	Mettler-Toledo Safeline GmbH
Hong Kong	Mettler-Toledo (HK) Ltd.
Hungary	Mettler-Toledo Kereskedelmi Kft.
India	Mettler-Toledo India Private Limited

Country	Legal Name

India	Turing Softwares Private Limited
Italy	Mettler-Toledo S.p.A.
Japan	Mettler-Toledo K.K.
Japan	Branch of Rainin Instrument, LLC [Delaware]
Kazakhstan	Mettler-Toledo Central Asia (Branch of MTIAG)
Korea	Mettler-Toledo (Korea) Ltd.
Malaysia	Mettler-Toledo (M) Sdn. Bhd.
Malaysia	Ohaus (SEA) Sdn. Bhd.
Mexico	Mettler-Toledo S.A. de C.V.
Mexico	Ohaus de México S.A. de C.V.
Netherlands	Gelan Detectiesystemen B.V.
Netherlands	Gelan Holding B.V.
Netherlands	Mettler-Toledo B.V.
Netherlands	Mettler-Toledo Investment C.V.
Netherlands	Mettler-Toledo Product Inspection B.V.
Norway	Cargoscan A/S
Norway	Mettler-Toledo A/S
Poland	Mettler-Toledo Sp.z.o.o.
Russian Federation	ZAO Mettler-Toledo Vostok
Singapore	Mettler-Toledo (S) Pte. Ltd.
Slovak Republic	Mettler-Toledo spol.s.r.o.
Slovenia	Mettler-Toledo d.o.o.
Spain	Mettler-Toledo S.A.E.
Sweden	Mettler-Toledo AB
Switzerland	Mettler-Toledo (Schweiz) AG
Switzerland	Mettler-Toledo GmbH
Switzerland	Mettler-Toledo Holding AG
Switzerland	Mettler-Toledo Instrumente AG
Switzerland	Mettler-Toledo International Inc., Greifensee Branch
Switzerland	Mettler-Toledo Logistik AG
Switzerland	Mettler-Toledo Pac Rim AG
Switzerland	Microwa AG
Switzerland	Ohaus Europe GmbH
Taiwan	Mettler-Toledo Pac Rim AG — Taiwan Branch
Thailand	Mettler-Toledo (Thailand) Ltd.
Ukraine	Mettler-Toledo Ukraine Ltd.
United Kingdom	Mettler-Toledo Ltd.
United Kingdom	Mettler-Toledo UK Holding Company
United Kingdom	Mettler-Toledo UK Holdings Limited
United Kingdom	Ohaus UK Ltd.
United Kingdom	Mettler-Toledo Safeline X-Ray Limited
United Kingdom	Mettler-Toledo Safeline Limited
United States	Exact Equipment Corporation [Pennsylvania]
United States	Mettler-Toledo Hi-Speed Inc. [New York]

Country	Legal Name

United States	Mettler-Toledo AutoChem, Inc. [Delaware]
United States	Mettler-Toledo Inc. [Delaware]
United States	Mettler-Toledo Netherlands Investment I, LLC [Delaware]
United States	Mettler-Toledo Netherlands Investment II, LLC [Delaware]
United States	Mettler-Toledo Northwest LLC [Delaware]
United States	Mettler-Toledo Ingold, Inc. [Massachusetts]
United States	Ohaus Corporation [New Jersey]
United States	Rainin Instrument, LLC [Delaware]
United States	Mettler-Toledo Safeline, Inc. [Florida]
United States	Softechnics, Inc. [Texas]
United States	Mettler-Toledo Thornton Inc. [Massachusetts]
United States	Mettler-Toledo International Inc., Wilmington Delaware